EXHIBIT 99

PRESS RELEASE                                For Further   C. Dee Harkey
IMMEDIATE RELEASE                            Information:  Secretary & Principal
January 26, 2000                                           Accounting Officer
                                                           FVNB Corp.
                                                           (361) 572-6530


                 FVNB CORP. FOURTH QUARTER DIVIDEND ANNOUNCEMENT

VICTORIA, TEXAS - On January 26, 2000, the Board of Directors of FVNB Corp. (NASDAQ: FVNB) declared a regular cash dividend of $.35 per share payable on February 18, 2000 to shareholders of record as of February 4, 2000. Consolidated net income of the Company for 1999 was approximately $7.50 million, or $3.16 per share. This compares to consolidated net income of approximately $6.07 million, or $2.56 per share, for 1998. The return on average assets of 1.18% and return on average equity of 12.72% for 1999 compare to 1.16% and 9.83%, respectively, for 1998.

The Company expects to release further information related to its 1999 performance on or about January 27, 2000.

["Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of FVNB Corp., the occurrence of which involve certain risks and uncertainties detailed in the FVNB Corp. filings with the Securities Exchange Commission.]

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